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                         HOME DIRECTOR SERVICE AGREEMENT


         THIS AGREEMENT ("AGREEMENT") is made as of the 17th day of April, 2003 (the "EFFECTIVE DATE"), by and between Sears, Roebuck and Co., a New York corporation with its principal office at 3333 Beverly Road, Hoffman Estates, Illinois, for itself and its agents, assigns, subsidiaries and affiliates (collectively, "SEARS"), and Home Director Inc., a corporation with its principal office at 2525 Collier Canyon Road, Livermore, CA, for itself and its agents, assigns, subsidiaries and affiliates (collectively, "HOME DIRECTOR"). Sears and Home Director shall collectively be referred to herein as the "PARTIES" and individually as a "PARTY".

         WHEREAS, the Parties entered into a Pilot Agreement dated June 27, 2002, to market and sell Home Networking Systems (as defined the Exhibits) and Services (as defined herein), to builders of new homes in metropolitan areas, ("BUILDERS"), and new homeowners, ("HOMEOWNERS") who utilize the services of Builders to build their homes.

         WHEREAS, the Parties seek to enter into a definitive agreement where Sears desires Home Director to supply Home Networking Systems to Sears and to those designated by Sears including, contractors authorized by Sears, ("AUTHORIZED INTEGRATORS") as identified by Sears to Home Director throughout the term of this Agreement, and Home Director is willing to and able to provide the requested products and services in accordance with the terms and conditions of this Agreement.

         NOW THEREFORE, it is mutually agreed as follows:

1.       TERM

         The term of this Agreement shall commence on the Effective Date and shall continue in full force for two (2) years from the Effective Date; provided, however, either Party hereto shall have the right to terminate this Agreement at anytime during the term, without cause, without penalty and without liability for any damages as a result of such termination, by giving to the other party at least one hundred twenty (120) days prior written notice of termination. Any such termination shall not relieve Home Director of obligations accepted by Home Director prior to such termination or Sears' payment obligations for such services.

2.       RESPONSIBILITIES OF HOME DIRECTOR

         2.1 SALE OF PRODUCTS. Home Director agrees to supply the standard and custom Home Networking Systems, (the "PRODUCTS") specified in Exhibit A, and provide such Products to Sears and Authorized Integrators, upon request from Sears, in accordance with the terms of the Home Networking Proposal, specified in Exhibit B, and the terms of this Agreement.

         2.2 INVENTORY. Home Director agrees to maintain an inventory of Products in an amount that is sufficient to meet reasonably foreseeable demand. Home Director shall have thirty (30) days upon submission of a purchase order by Sears, to deliver the Product to Sears or the Authorized Integrator in accordance with the purchase order.

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         2.3 PARTS.  Home Director shall be the preferred  supplier to Sears and
         Authorized Integrators for component parts, replacement parts, existing parts or new parts (collectively, "Parts") for the Products for which a purchase order is placed. For the purposes of this Section 2.3, "preferred supplier" shall mean that, absent a commercially reasonable rationale, Home Director shall be the supplier of Parts to Sears under the terms of this Agreement. The parties acknowledge that under certain circumstances, such as a requirement from a builder or developer Sears
         may  seek  an  alternate   supplier  of  Parts.   Under  these  certain
         circumstances Sears will for its part, notify Home Director in writing of such request and Home Director shall have 10 business days to respond in writing to accept, or reject such request. If Home
         Director's   acceptance   is  not   competitive   under  these  certain
         circumstances, Sears may in its sole discretion seek an alternate supplier of Parts.


         2.4 SERVICES. Home Director agrees to provide certain services, (the "SERVICES") including the training of designated Sears representatives and Authorized Servicers on the installation, sale and use of Products. Home Director acknowledges that although Sears may consider accepting offers relating to other services provided by Home Director which may include, but not be limited to, design and engineering of floor plans, proposal generation, technology consulting, sales support, installation services and Homeowner orientations; as of the Effective Date, Sears has no obligation to accept such offer. Home Director further acknowledges that offering services such as home security monitoring services and home office equipment to customers is not within the scope of this Agreement, however, nothing in this Agreement shall be deemed to preclude Home Director from offering such services to Homebuilders and Homeowners as long as the Sears Mark (as defined hereafter) is not associated with such offerings, and Home Director discloses in writing to the customer that such offer is not affiliated with Sears.

         2.5 SALES TRAINING. Home Director shall support Sears marketing and selling efforts by (i) conducting training ("SALES TRAINING"), which includes but is not limited to training on the Products operation and functionality, technology updates and sales techniques based on Home Directors patent application serial number 09/840,742 filed with the United States patent office, and (ii) make Home Director sales associate(s) available to accompany Authorized Integrators on select sales calls to Builders and Homeowners. Home Director shall conduct a minimum of ten (10) Sales Training sessions per year at locations mutually agreed upon by the Parties at a later date.

         2.6 INSTALLATION TRAINING. Home Director shall conduct Product installation and Service training ("INSTALLATION Training") for Sears employees and Authorized Integrators. Home Director acknowledges that Authorized Integrators are not Sears employees, and shall be directly responsible for payment of Installation Training fees that Home Director may charge. Home Director shall submit invoices for Installation Training to the Authorized Integrator and agrees not to seek payment from Sears in the event of non-payment from the Authorized Integrator. Home Director will conduct a minimum of ten (10) Installation Training sessions per year at locations mutually agreed upon by the Parties at a later date.



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         2.7  DEMONSTRATION   UNITS.  Home  Director  shall  furnish  Authorized
         Integrators with a Dealer Promo Kit, and one (1) demonstration unit- *confidential treatment*

         2.8 PROMOTIONAL SUPPORT. Home Director shall provide, at no charge to Sears, co-operative support for marketing and advertising initiatives by Sears Product Repair Business. Such support shall include, without limitation, package inserts, signage, promotional items as Sears may reasonably request from time to time.

         2.9 HOME DIRECTORS RELATIONSHIPS WITH COMPETITORS. Home Director agrees for itself, and its affiliates, that during the term of this Agreement, as to providing Services, Sales Training and Installation Training, Home Director will not enter into an agreement or negotiate for the purposes of entering into an agreement with any Restricted Party (as defined herein), where such agreement relates to a purpose identical or substantially similar to the transactions specified in this Agreement, or assist, directly or indirectly, any third party in any way to do the same, unless Sears and Authorized Integrators' total purchases of Parts from alternate supplier or suppliers exceed 25% as measured over a Sears fiscal quarter. "RESTRICTED PARTIES" include but are not limited to large retail companies such as *confidential treatment*, and all affiliates of these companies. Transactions with Restricted Parties will be deemed to be substantially similar if the Services offered to the Restricted Party are related to the Products. Home Director warrants that neither it nor any Home Director affiliate currently has existing agreements with Restricted Parties to manufacture Products including Home Director's current relationship as a supplier of Parts to *confidential treatment*. If Home Director provides Services, Sales Training and Installation Training that is identical to or substantially similar to the Services, Sales Training and Installation Training specified in this Agreement, Home Director shall be in breach of this Agreement.

         2.10 RELEASE OF LIEN. Upon request, Home Director shall furnish a Sworn Statement of Account showing the names and addresses of all parties who furnish Home Director, materials, supplies and/or products with the amount due or to become due and a description of the nature of the Services performed and to be performed, as often as requested by Sears. A final waiver and release of lien on a form satisfactory to Sears (or otherwise required by applicable law) must be submitted before disbursement of final payment, together with a final affidavit from Home Director certifying that all materials, supplies, Products and independent contractors, under Home Directors direct contract have been paid in full, which affidavit Sears shall be entitled to rely on.

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3.       RESPONSIBILITY OF SEARS

         3.1 MARKETING AND SELLING PRODUCTS. Sears shall be responsible for developing the marketing and business strategy to sell the Products by creating and managing a business infrastructure to support the sales and marketing efforts, which includes entering into relationships with Authorized Integrators and managing such relationships.

         3.2 BILLING. Sears shall be responsible for submitting invoices to the Builders and Homeowners at prices and other terms and conditions determined by Sears, in its sole discretion.

4.       ORDERS AND FULFILLMENT

         4.1 PURCHASE ORDERS. A commitment by Sears to purchase Products shall arise only at such time as Home Director receives a purchase order, from Sears or an Authorized Integrator submits a purchase order to a designated authorized Home Director distributor. The obligation to purchase Products shall be limited to the quantities specified in such purchase orders.

         4.2 ESTIMATES AND FORECASTS. Sears and Home Director shall cooperate to develop estimates and forecasts of Sears' future needs for Products. Any such estimates and forecasts that exceed the requirements set forth in Section 2.2 above, are for planning purposes only and shall not in any way represent or create any commitment by Sears to purchase any particular quantity of Products. Sears shall have no responsibility for any actions taken by Home Director based on such estimates or forecasts.

         4.3 DELIVERY TERMS. All Products will be delivered to the location specified on the purchase order, or any other location specified by Sears prior to shipment, F.O.B. Home Director, or when requested by Sears, F.O.B. Origin

         4.4 CHANGES. Sears or the Authorized Integrator may, at any time, by written notice to Home Director, request changes to a purchase order. Home Director shall, within a reasonable time, provide Sears or Authorized Integrator with an estimate of the impact, if any, of such requested change on the payment terms and completion date. If the Parties mutually agree to such changes, a written description of the agreed change, ("CHANGE OF SPECIFICATION") as defined in Exhibit B attached hereto, will be prepared which both Parties must sign. In the event of any conflicts or inconsistency, the terms of a Change of Specification, such Change of Specification shall prevail over those of the purchase order. Home Director shall continue work pursuant to the existing purchase order, and shall not be bound by any change requested by Sears or the Authorized Integrator, until such change has been accepted in writing by both Parties.

         4.5 INTRODUCTION OF NEW PRODUCTS. From time to time, Home Director may introduce new Home Networking System technology to the market place. Prior to Home Director offering such Home Networking Systems to Authorized Integrators, Home Director shall meet with Sears to discuss the possibility of including the new technology as part of the Product offering.

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         4.6  DISCONTINUATION  OF PRODUCTS.  From time to time,  the Parties may review the history of demand of the Product categories, and mutually decide to discontinue offering or selling one or more of the Product
         categories,   however,   such  decision  shall  not  relieve  Sears  or
         Authorized Integrators of any obligations related to accepted purchase orders by Home Director as of the date of the decision to discontinue the Product, or a date mutually agreed to by the Parties.

         4.7 NONCONFORMING PRODUCTS. "NONCONFORMING PRODUCTS" are Products submitted to Sears or Authorized Integrators by Home Director that do not conform to the purchase order for such Products, or (i) are not merchantable; (ii) have defects in design, workmanship, materials;
         (iii) are not fit for the purposes for which they are intended; (iv) are not equivalent to samples or demonstration units that were submitted to Sears, or (v) delivered damaged. At the election of Sears, such Nonconforming Products (1) may be accepted as is; (2) or may be accepted and Home Director shall issue a credit in the amount of the selling price for any reduced value of such Nonconforming Products as mutually agreed upon by Home Director and Sears or (3) Home Director may grant a return authorization and re-deliver such shipments so that they are no longer Nonconforming Products, or (4) Home Director may grant a return authorization and a full credit of all charges for such Nonconforming Products.

         4.8  PAYMENT.  Home  Director  shall  submit all  invoices  in the form attached as Exhibit C of this Agreement. Failure of Home Director to comply with the invoice requirement shall negate Section 5.2 below. Furthermore, Home Director acknowledges that if an Authorized Integrator submits a purchase order to the designated Home Director distributor, the Authorized Integrator shall be solely responsible for the payment of Products that are shipped, received and conform to the purchase order during the term of this Agreement. Furthermore, Home Director, and their designated distributor shall not invoice Sears in the event that an Authorized Integrator fails to pay for such Products. *confidential treatment*

5.       TERMINATION

         5.1 TERMINATION BY SEARS. This Agreement shall automatically terminate upon delivery of notice of termination to Home Director, if Home Director (i) abandons, surrenders or transfers control of the operation of the business without prior approval of Sears; offers any unauthorized Services or Products; (ii) offers any services or products the same as or similar to the Services and/or Products to a competitor;
         (iii) has made any material misrepresentation or omission in the negotiations of this Agreement with Sears; (iv) is convicted by a trial court of or pleads no contest to a felony, or other crime or offense that is likely to adversely affect the reputation of Sears; (v) makes any unauthorized use or disclosure of any Confidential Information;
         (vi) becomes insolvent or files for bankruptcy; Sears shall have the right to cancel or terminate immediately this Agreement for any particular line or lines of Products and Services, or cancel or terminate all or any outstanding orders for Products and Services under this Agreements if Home Director (i) is in default of any other


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         agreement  with Sears or any of its  affiliates,  and such agreement is terminated as a result thereof; (ii) fails to maintain in force the insurance coverage as required by this Agreement and does not correct such failure within thirty (30) days after written notice of such failure to comply is delivered to Home Director; (iii) fails on two or more separate occasions within any period of twelve (12) consecutive months to comply with the same obligation under this Agreement, whether or not such failures to comply are corrected after notice of default is given; or (iv) fails to comply with any other provision of this
         Agreement  or  any  mandatory  specification,   standard  or  operating
         procedure prescribed by Sears and does not correct such failure within thirty (30) days after written notice of such failure to comply is delivered to Home Director.

         5.2 IMMEDIATE TERMINATION BY HOME DIRECTOR. Home Director may terminate this Agreement by giving written notice to Sears if: (i) Sears fails to make a payment required of it under this Agreement and such payment is more than sixty (60) days delinquent, or (ii) Sears becomes the subject of a case under the Federal Bankruptcy Code or similar state or federal insolvency laws, or (iii) Sears infringes upon the patent rights granted under Home Director patent application serial number 09/840,742 filed with the United States patent office.

         5.3 EFFECTS OF TERMINATION. Termination shall be subject to the Parties obligation to complete performance pursuant to the terms of this Agreement, unless circumstances warrant otherwise. In such event, Sears and Home Director agree to negotiate in good faith a reasonable process to settle incomplete matters. To the extent that either Party has expressly provided the other Party with authority to use its name or marks in any manner, the other Party shall stop such use immediately or within such timeframe otherwise directed by the requesting Party.

6.       INTELLECTUAL PROPERTY RIGHTS

         6.1 OWNERSHIP OF INTELLECTUAL PROPERTY.  Except as specified in Section
         6.2 below, no license is granted to any patent, copyright, trademark or other proprietary right of either Party, and each Party hereto shall retain ownership of its own intellectual property.

         6.2  GRANT  OF  LICENSE.   Home   Director   hereby   grants   Sears  a
         non-exclusive, paid-up, irrevocable, royalty-free license under any Home Director United States patents, including divisional, continuation or continuation-in-part patents, that issue from the United States patent application serial number 09/840,742, filed with the United States Patent and Trademark Office on April 23, 2001, solely for the term of this Agreement. Sears agrees that neither it nor its wholly owned affiliates shall authorize any sublicenses of any Home Director United States patents that issue from the United States patent application serial number 09/840,742.

         6.3 USE OF PROPRIETARY RIGHTS. Each Party shall submit for review and receive written authorization prior to copying, distributing and preparing derivative works of its licensed marketing materials ("MATERIALS") in connection with the subject matter of this Agreement.

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         6.4  PRODUCTS  BEARING  SEARS'  IDENTIFICATION.  If Sears  directs Home
         Director  to mark or label any Product  with a trade  name,  trademark,
         logo  or  service   mark  owned  by  or  licensed  to  Sears   ("SEARS'
         IDENTIFICATION"), such marking or labeling shall be limited to the Products indicated in the purchase order and shall be done in accordance with Sears specific instructions. Home Director shall not sell or otherwise dispose of, nor permit the sale or disposal of, any Product bearing any Sears Identification (including any rejected Product) to anyone other than Sears without first obtaining Sears express written consent (which consent shall not be unreasonable withheld or delayed). Sears grants to Home Director a limited license to supply Products bearing Sears' Identification to Sears solely as set forth in this Agreement. This limited license is revocable in whole or in part by Sears at any time. Home Director shall have no interest or rights in any Sears Identification, and this Agreement does not grant Home Director any rights in any Sears Identification except the limited license to supply Products bearing such identification to Sears pursuant to the terms of this Agreement. The provisions of this Section 6 shall survive the expiration or termination of this Agreement.

7.       REPORTS AND AUDITS

         7.1 REPORTS. Home Director shall promptly prepare and forward to Sears any and all reports reasonably requested by Sears, related to the performance under this Agreement including, but not limited to, work specifications, performance information, tests, complaint logs, scripts, customer comments and communications, Product sales, shipment and disbursement of Products, back orders, aged orders and other information reasonable requested by Sears. All reports furnished to Sears and all information contained therein shall be used by Sears solely for its internal purposes.

         7.2 AUDITS. All records and reports as it relates to this Agreement, shall be available for audit by Sears or its agents upon three (3) business days prior written notice at Home Director's expense during normal business hours. In addition, Sears shall have the right to inspect any site used by Home Director or its subcontractors in the performance of this Agreement. The audit rights provided herein shall survive the termination of this Agreement and continue for a period of three (3) calendar years from the date of termination.

8.       MUTUAL INDEMNIFICATION

         8.1 HOME DIRECTOR INDEMNIFICATION OF SEARS. Home Director shall, at its sole expense, defend Sears, its subsidiaries, and the officers, directors, employees, licensees, agents, distributors, independent contractors of Sears and/or its subsidiaries and Authorized Integrators, (each an "INDEMNIFIED PARTY") from and against all allegations (even though such allegations may be false, fraudulent or groundless) asserted in any claim, action, lawsuit or proceeding between any Indemnified Party and any third party caused by Home Directors acts, or breaches of its obligations under this Agreement, and arising out of any of the following (collectively, the "CLAIMS"), whether or not Home Director's indemnification and contribution obligations shall apply: (a) infringement or misappropriation of any patent, trademark, trade name, trade dress, copyright, trade secret, right of publicity or other proprietary right in connection with any Products, or any unfair competition involving Products; (b) death of or injury to any person, damage to any property, or any other damage or


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         loss, by whomsoever  suffered,  resulting or claimed to result in whole or in part from an alleged defect in any Product, whether latent or patent, including improper construction or design of the Product, or an alleged failure of the Product to comply with any specifications or samples or with any express or implied warranties of Home Director, or any claim of strict liability in tort relating to the Product; (c) violation by Home Director through the manufacture, possession, use or sale of the Product or Product parts, of any federal, state or local laws, regulations, ordinances or administrative orders or rules of the United States, its territories or any other country in which the Product or Product parts is produced or delivered; (d) defect involving the packaging, tagging, labeling, packing, shipping and/or invoicing of Products; or (e) failure to warn or inadequate warnings and/or instructions. Home Director shall use counsel reasonably satisfactory to Sears in the defense of all Claims. Sears may, at its election, take control of the defense and investigation of any Claim(s) and may employ and engage attorneys of its own choice to manage and defend such Claim(s), at Home Director's cost, risk and expense, provided that Sears and its counsel shall proceed with diligence and good faith with respect thereto. The provisions of this Section 8.1, shall survive for a period of two years beyond the expiration or termination of this Agreement.

         8.2 SEARS INDEMNIFICATION OF HOME DIRECTOR. Sears agrees to protect, defend, hold harmless and indemnify Home Director and its affiliates, subsidiaries, officers, directors, employees and agents and hold them harmless, from and against any and all claims, complaints, fines, penalties, causes of action, liabilities, judgments, losses, costs, damages of every kind and character, and expenses, including reasonable attorneys' fees, (collectively, "Sears Claims") to the extent same are proximately caused by, or proximately arise out of or alleged to have arisen out of:
         (i) a breach of or default under any covenant or provision of this Agreement by Sears; (ii) the negligent acts or omissions or willful misconduct of Sears or its officers, employees, or technicians; (iii)
         violation  by  Sears,  of  any  law,   statute  or  ordinance  or  any
         governmental administrative order, rule or regulation in relation to its obligations under this Agreement. The provisions of this Section 8.2, shall survive for a period of two years beyond the expiration or termination of this Agreement.

9.       WARRANTY

         9.1 WARRANTY OF FITNESS AND MERCHANTABILITY. Without in any way disclaiming implied remedies or limiting remedies for breach thereof, Home Director represents and warrants that all Products shall: (a) conform to the specifications for such Products; (b) be merchantable;
         (c) be free from defects in workmanship, materials and packaging; (d) be free from defects in construction and design; (e) be fit and sufficient for the purpose for which it is intended and/or which is stated on any packaging or labeling; (f) be equivalent in materials, quality, fit, finish, workmanship, performance and design to any samples submitted to and approved by Sears; and (g) conform to any performance claim that Home Director makes or has made in connection with the Products. In addition, if Home Director is notified during such time period of a breach of this warranty, then Home Director will arrange for the necessary repairs to be made promptly without additional charges to either the Homeowner, Builder, Sears or
         Authorized Integrator. Home Director disclaims all other warranties including, but not limited to, any responsibility for loss of profit or other special, consequential or punitive damages for the term of


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         warranty for each  product.  This warranty does not cover the repair or exchange of the Product damaged as a result of misuse, accident, modification, unsuitable physical or operating environment, improper installation or maintenance, or failure caused by a product for which Home Director is not responsible. This warranty shall be void by removal or alteration of the Product or any labels specific to use or restrictions of use of the Product.

         9.2 OUTSTANDING CLAIMS. Home Director represents and warrants that Home Director has no liability (and there is no basis for any present or future complaint, action, suit, proceeding, hearing, investigation, claim or demand against Home Director giving rise to any liability) in connection with the manufacturing of the Product. No Product manufactured, sold, or delivered by Home Director is subject to any guaranty, warranty or other indemnity beyond the applicable standard terms and conditions of sale.

         9.3 PRODUCT LIABILITY. Home Director represents and warrants that Home Director has no liability (and there is no basis for any present or future charge, complaint action, suit, proceeding, hearing, investigation, claim or demand against home Director giving rise to any liability), whether known or unknown, airing out of any injury to persons or property as a result of the ownership, possession or use of any Product manufactured, sold or delivered by Home Director.

         9.4 AUTHORITY TO EXECUTE AND PERFORM. Home Director represents and warrants that Home Director has all requisite power, authority and approvals required to enter into, execute and deliver this Agreement and all of the other documents to be delivered by Home Director, and to perform fully Home Director's obligations hereunder. Furthermore, Home Director warrants that Home Director has not violated or infringed any third party's right in proprietary rights or Confidential Information in performing under this Agreement and has complied with all federal, state and local laws, rules, regulations and orders pertaining to the Home Directors performance.

10.      INSURANCE

         10.1 COMMERCIAL GENERAL LIABILITY INSURANCE. Home Director shall, at its own expense, obtain and maintain Commercial General Liability insurance with coverage including, but not limited to, premises/operations, contractual, personal and advertising injury, and products/completed operations liabilities, with limits of at least $1,000,000 per occurrence and $3,000,000 in the aggregate for bodily injury and property damage combined. Sears shall be named as an additional insured. Limits of liability requirements may be satisfied by a combination of Commercial General Liability and Umbrella Excess Liability policies.

         10.2 EVIDENCE OF INSURANCE. Insurance shall be purchased from companies having a rating of A- VII or better in the current Best's Insurance Reports published by A.M. Best Company. Policies of insurance shall provide that they will not be canceled or materially changed without at least thirty (30) days prior written notice to Sears. Certificates of insurance evidencing coverage shall be submitted in advance of or concurrent with the execution of this Agreement, and on each insurance policy renewal thereafter. Home Director shall, at Sears request, provide copies of requested insurance policies. If Home Director does not provide Sears with such certificates of insurance or, in Sears opinion, such policies do not afford adequate protection for Sears, Sears will so advise Home Director. If Home Director does not furnish evidence of acceptable coverage within fifteen (15) days after written notification to Home Director, Sears shall have the right, in its sole discretion, to (i) withhold payments from the Home Director until evidence of such acceptable coverage is provided or (ii) immediately terminate this Agreement. Failure to obtain and maintain required insurance shall not relieve Home Director of any obligation contained in this Agreement. Additionally, any approval by Sears of any of Home Director's insurance policies shall not relieve Home Director of any obligation contained in this Agreement, including liability for claims in excess of described limits.

11.      RELATIONSHIP OF THE PARTIES

         Home Director is acting as an independent contractor under this Agreement. Nothing contained in or performed pursuant to this Agreement shall be construed as creating a partnership, agency or joint venture. Home Director has the full right and the responsibility to determine the method, manner and control of the work to be performed pursuant to the responsibilities of Home Director set forth in this Agreement. Home Director has the sole and exclusive right to hire, direct, supervise and discharge any workers employed by Home Director. Under no circumstances shall Home Director or its employees represent themselves as Sears employees or agents in any manner. Home Director is solely responsible for all salaries and other compensation of its employees. Under no circumstances will Home Director make any purchases or incur any obligation or expense of any kind in the name of Sears; nor shall Home Director represent to anyone that Sears is in any way responsible or liable for any obligation, purchase or expense of Home Director.

12.      CONFIDENTIALITY AND PUBLICITY

         12.1 "CONFIDENTIAL BUSINESS INFORMATION" means any information, whether disclosed in oral, written, visual, electronic or other form, which either Party discloses or either Party observes in connection with its performance of its obligations hereunder. Confidential Business
         Information includes, but is not limited to: (a) all information relating to sales, pricing, cost, inventory, operations, plans and programs of either Party; (b) all trade secrets of either Party; (c) patent applications, work subject to copyright protection and other intellectual property of either Party; (d) any other information that is not publicly available and that is designated by that Party as proprietary, confidential or sensitive at the time of first disclosure; and (e) the terms and existence of this Agreement.

         12.2 USE OF CONFIDENTIAL BUSINESS INFORMATION. Each Party shall use the other Party's Confidential Business Information only as necessary to perform its obligations under this Agreement. Each Party shall restrict disclosure of Confidential Business Information to its personnel who have a need to know such information to perform its obligations hereunder and who have first agreed to be bound by the terms of this
         Section 12. Each Party is liable for any unauthorized disclosure or use of Confidential Business Information by any of its personnel. Within ten (10) days after receiving a written request, Each Party shall destroy in such a manner that it cannot be retrieved or return (as instructed by the requesting Party) any materials containing Confidential Business Information of the requesting Party. Each Party shall certify to the other Party that it has satisfied its obligations under this Section 12.

         12.3 CONFIDENTIAL BUSINESS INFORMATION DISCLOSURE EXCEPTIONS. The obligations under this Section 12, do not apply to any Confidential Business Information that either Party can demonstrate: (i) is or becomes publicly available without breach of this Agreement; (ii) is independently developed by without use of any Confidential Business Information; or (iii) is received from a third party that does not have an obligation of confidentiality to Sears. Either Party may disclose Confidential Business Information to the extent that, in the reasonable opinion of legal counsel, it is legally required to be disclosed. Such disclosing Party shall notify the other Party within a reasonable time prior to disclosure and allow the other Party a reasonable opportunity to seek appropriate protective measures.

         12.4 "CONFIDENTIAL PERSONAL INFORMATION" means names, addresses, telephone numbers, account numbers, customer lists, and demographic, financial and transaction information. Home Director agrees that any Confidential Personal Information about Builders and Homeowners provided by Sears to Home Director, shall be deemed Confidential Personal Information belonging to Sears. Home Director shall use Confidential Personal Information only as necessary to perform its obligations under this Agreement. Home Director shall not duplicate or incorporate the Confidential Personal Information into its own records or databases. Home Director shall restrict disclosure of Confidential Personal Information to its employees who have a need to know such information to perform its obligations and who have first agreed to be bound by the terms of this Section 12. Home Director shall require its authorized agents and subcontractors to execute a document stating such agreement. Home Director is liable for any unauthorized disclosure or use of Confidential Personal Information by any of its personnel. Unless otherwise prohibited by law, Home Director shall (i) immediately notify Sears of any legal process served on Home Director for the purpose of obtaining Confidential Personal Information and (ii) permit Sears adequate time to exercise its legal options to prohibit or limit such disclosure.

         12.5 ESTABLISHMENT OF PROCEDURES. Home Director shall establish and maintain written policies and procedures designed to ensure the confidentiality of the Confidential Personal Information. Copies of such policies and procedures shall be provided to Sears upon our request. Home Director shall permit Sears to audit Home Director's compliance with the provisions of this Section 12, at any time during Home Director's regular business hours.

         12.6 RETURN OF CONFIDENTIAL PERSONAL INFORMATION. Within ten (10) days following termination of this Agreement or ten (10) days following the completion of a Project for which the Confidential Personal Information has been provided, whichever first occurs, Home Director shall, at Sears discretion, (i) return the Confidential Personal Information to Sears or (ii) certify in writing to the Sears that such Confidential Personal Information has been destroyed in such a manner that it cannot be retrieved.

         12.7 REMEDY. In addition to any other rights Sears may have under this Agreement or in law, since unauthorized use or disclosure of the
         Confidential Personal Information may result in immediate and irreparable injury to Sears for which monetary damages may not be adequate, in the event Home Director or any officer, director, employee, agent or subcontractor of Home Director uses or discloses or in Sears sole opinion, any such Party is likely to use or disclose the

         Confidential Personal Information in breach of Home Director's obligations under this Agreement, Sears shall be entitled to equitable relief, including temporary and permanent injunctive relief and specific performance. Sears shall also be entitled to the recovery of any pecuniary gain realized by Home Director from the unauthorized use or disclosure of the Confidential Personal Information.

13.      ASSIGNMENT

         This Agreement shall be binding upon and inure to the benefit of the Parties and their successors and assigns; provided, however, no assignment with respect to this Agreement, by either Party (except by Sears to a Sears affiliate or subsidiary) shall be of any force except with the prior written consent of the other Party, which consent shall not be unreasonably withheld.

14.      NOTICES

         All notices required or permitted to be given by one Party to the other under this Agreement shall be sufficient if sent by either certified mail, return receipt requested, facsimile or hand delivery to the Parties at the respective addresses set forth below or to such other address as the Party to receive the notice has designated by notice to the other Party:


         If to Sears:              Sears, Roebuck and Co.
                                   3333 Beverly Road
                                   Hoffman Estates, Illinois 60179
                                   Attn: Executive Vice President/Product Repair

         With a copy to:           Sears Law Department
                                   3333 Beverly Road
                                   Hoffman Estates, Illinois 60179
                                   Attn: Vice President-Deputy General
                                         Counsel/Services

         If to Home Director Inc:  2525 Collier Canyon Road
                                   Livermore, CA 94551
                                   Attn: President/COO

         With a copy to:           Barbara Carney
                                   Home Director Inc.
                                   7136 North Ridge Drive
                                   Raleigh, NC 27615


         All notices shall be effective (i) when delivered personally, (ii) five
         (5) days after deposit in mail, (iii) the business day when delivered by a nationally recognized courier, or (iv) the business day on which facsimile transmittal is complete before 4 p.m., provided transmission is followed by the notice requirements above. Parties may change address, etc., by giving notice of change, provided that such notice is effective only on receipt.

15.      ALTERNATIVE DISPUTE RESOLUTION

         (a) No Party shall bring a civil action seeking enforcement of any other remedy founded on this Agreement without first complying with the terms set forth in this Section 15 however, any Party may seek injunctive relief to preserve the status quo pending the completion of mediation under this Agreement. In the event that a Dispute arises relating to this Agreement that a Party believes cannot be resolved through negotiation, with the exception of disputes related to Section
         5.1 above, the Parties shall attempt in good faith to resolve any dispute ("DISPUTE") arising out of or relating to breach, termination or validity of this Agreement, as follows:

                  (i) Either Party may demand mediation by notifying the other Party in writing. Within seven (7) days of receipt of the notification by the receiving Party, the Parties shall mutually agree upon a Mediator. The Party demanding the mediation shall notify the Mediator in writing with a copy to the other Party. The notification will state with specificity the nature of the Dispute. The parties shall equally share the fees of the Mediator.

                  (ii) Upon receipt of the mediation demand, the Mediator will immediately convene a pre-meditation telephone conference of those parties it believes are involved in the Dispute. All representatives shall make themselves available for such a conference within two (2) business days of being contracted by the Mediator.

         (c) During the pre-mediation telephone conference, the Parties will agree on mediation procedures, or in the event they cannot agree, the Mediator will set mediation procedures.

         (d) The mediation procedures will provide for the mediation to be completed within thirty (30) business days of the initial demand for mediation. All interested Parties will participate in good faith in the mediation, and will make best efforts to reach a resolution within the 30-day time period. In particular, each interested Party will make available in a timely fashion a representative with authority to resolve the dispute.

         (e) In the event that the dispute has not been  resolved  within thirty
         (30) business days after the mediation, the mediation may continue if interested Parties so desire.

         (f) In the event hat the mediation continues beyond thirty (30) days, but is not resolved within what the Mediator believes is a reasonable time thereafter, the Mediator will so notify the Parties, and declare the mediation terminated.

16.      MISCELLANEOUS

         16.1 GOVERNING LAW. The rights and duties of the Parties will be governed by the local law of the State of Illinois, excluding any choice-of-law rules that would require the application of the laws of any other jurisdiction.

         16.2 SEVERABILITY. If any covenant set forth in this Agreement is determined by any court to be unenforceable, the invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, which shall continue in full force and effect.

         16.3 SUBCONTRACTORS. Home Director acknowledges that it is the commitment of Sears to successfully bring minorities and women into the American economic system by doing business with qualified minority and women sources. In furtherance of Sears aforesaid commitment, if Home Director utilizes the services of subcontractors, Home Director shall use reasonable efforts to utilize subcontractors that are qualified minority-owned and/or woman-owned sources.

         16.4 AMOUNT OF BUSINESS. No promises or representations whatsoever have been made as to any potential business that Home Director can expect, nor the potential number of purchase orders (as defined above), that may be submitted, at any time during the term of this Agreement. Home Director represents and warrants that it has not incurred and does not intend to incur any expense for additional personnel, facilities or Products in reliance upon or in anticipation of receiving any purchase orders from Sears in anticipation of Home Directors performance obligations under this Agreement. Home Director agrees that Sears shall not be obligated for any expense incurred by Home Director in connection with any increase in employees or for additional facilities or Products.


         16.5 NO WAIVER; CUMULATIVE REMEDIES. The failure of either Party to insist, in any one or more instances, upon the performance of any of the terms, covenants, or conditions of this Agreement or to exercise any right hereunder, shall not be construed as a waiver or relinquishment of the future performance of any rights, and the obligations of the Party with respect to such future performance shall continue in full force and effect. All remedies provided for in this Agreement shall be cumulative and in addition to and not in lieu of any other remedies available to either Party at law, in equity or otherwise.

         16.6 ENTIRE AGREEMENT. This Agreement, together with all Exhibits attached hereto, constitutes the complete, final and exclusive statement of the terms of this Agreement among the Parties pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations and discussions of the Parties. No modification or rescission of this Agreement shall be binding unless executed in writing by the Party to be bound thereby. Notwithstanding the foregoing, if the Parties have executed an agreement of confidentiality or nondisclosure agreement (the "NDA") prior to or contemporaneously with this Agreement, the provisions of the NDA shall remain in force, except to the extent that the terms and conditions of this Agreement shall impose stricter requirements or standards, in which case the stricter terms and conditions of this Agreement shall control each Parties duties and obligations to maintain and protect their respective Confidential Information.

         16.7 INTERPRETATION. The Article and Section headings of this Agreement are for convenience only and shall not be deemed part of this Agreement. As used herein, "include" and its derivatives (including, "e.g.") shall be deemed to mean "including but not limited to".

         16.8 SURVIVAL. The following provisions shall survive termination of this Agreement: Parts (Section 2.3); Termination (Section 5); Intellectual Property Rights (Section 6); Reports and Audits (Section
         7); Indemnification (Section 8); Warranty (Section 9); Insurance (Section 10); Confidentiality and Publicity (Section 12); Alternative Dispute Resolution (Section 15); and Miscellaneous (Section 16).

IN WITNESS WHEREOF, Sears and Home Director have caused this Agreement to be executed by persons duly authorized as of the date of first above stated.



SEARS, ROEBUCK AND CO.                      HOME DIRECTOR INC.

     /s/ Paul Carter                              /s/ Donald Witmer
By: ________________________                By: ______________________

         Paul Carter                                  Donald Witmer
Name: ______________________                Name: ____________________

Title: _____________________                Title: ___________________

                                    EXHIBIT A
                             DEFINITION OF PRODUCTS

PRODUCTS
         (HOME NETWORKING SYSTEMS):


The Home Networking System utilizes several independent systems and dozens of individual products including the distribution of voice, video, data, audio, and control signals that link the independent systems and appliances so they can work together and be controlled from other sources in order to improve comfort, safety and convenience in a customers home. Examples include structured wiring, wireless LAN, telephone and intercom systems, alarm systems, home theater and multi - room music systems, HVAC & lighting control.

Home Networking Systems are divided into these 6 major categories:

o        VOICE AND DATA COMMUNICATION
  o        Wired and wireless Home LAN
  o        Intercom systems
  o        Multi-line phone systems
  o        Door Phones
o        AUDIO/VIDEO ENTERTAINMENT
  o        Home theater
  o        Whole-house audio/video systems
  o        Indoor and Outdoor multi-room/multi-zone speakers
o        SECURITY AND ACCESS CONTROL
  o        Alarm systems
  o        Electronic gates & door locks
  o        Surveillance camera systems
o        HOME CONTROL
  >>       Environmental Control and Energy Management
   o        HVAC (Heating, Ventilating and Air Conditioning) control
   o        Power line conditioning
   o        Water management
  >>       Central Vacuum and Attachments

  >>       Lighting and Window Treatments
   o        Drapery Control
   o        Lighting Control
  >>       Control Overlay Systems
   o        Controller/Processors
   o        Keypads
   o        Touch Pads & Touch Panels
o        SERVICE & SUBSCRIPTIONS
   o        Extended Warranties & Service Agreements
   o        Security Monitoring Services
   o        Telco Services
   o        ISP Services
   o        Cable TV Services
   o        Satellite Services
   o        Fixed Wireless Services
   o        Utility Services

o        MISCELLANEOUS
  o        Rough-in cans
  o Model specific trim kits (including but not limited to modules, routers, modems, hard drives, outlets and plates)

                                    EXHIBIT B
              HOME NETWORKING AND PROPOSAL AND RELEVANT DEFINITIONS

1. STANDARD INSTALLATION:


The installation of all items identified as "Standard" according to the specifications listed in the Home Networking Proposal. For example, the items to be installed in each home as a standard feature.


2. UPGRADE INSTALLATION:


The installation of all items selected by the homeowner or builder as an "Upgrade" to the standard installation according to the specifications listed in the builder Home Networking Proposal.


3. CHANGE OF SPECIFICATION ("COS") FORM:

Work requested in addition to or different from the Standard or Upgrade Installation, which describes the additional work and additional expenses to the customer including the method.





                                    EXHIBIT C
                                 INVOICE EXAMPLE
ABC Builder                                            Date Submitted
for Payment
123 Main Street
Anytown, USA 12345                                     Date:__________________
(111) 111-1111                                         Purchase Order (Lot # )


To: Sears Unit #5556                                 Deliver To: (Blank)
3825 Forsyth Road                                    Project: (Location in Development) i.e. LDR10 PL 65
Winter Park, Fl 32792                                Lot: (Lot & Block numbers) i.e.; 001/Q8
Attention: Connected Home Payment Specialist         Permit No: (Permit # on Master Permit)


Plan: (Name of floor plan) i.e. St. Marks  3/2.5 2 Story                           Super: (Super's First Name)
Elevation: (Number of correct elevation floor plan)  i.e. 1R                    Rep: (Design Consultant's Name)
Square Footage: (Square footage of home) i.e. 2,135 sf.

-----------------------------------------------------------------------------------------------------------------------------------
APPROVED       DRAW
         FOR                                                         PAYMENT:
COMPLETE:                                                                                             AMOUNT
 (Builder            (Lot #) i.e. Lot/B1 001 08 LDR10 FL 65
   Invoice)
                                           (Description of Installation) i.e. Structured Wiring/Panel

_______         _______  (date w/integrator initials.)  ( P.O.#-Draw) i.e. 480387  Draw 1-Rough     i.e.$000.00

_______         _______ (date w/integrator initials.)    (P.O. # Draw) i.e. 48037 Draw 2 -Final     i.e.$000.00

                                    BASE CONTRACT AMOUNT:. sum of rough & final                     i.e $000.00
---------------------------------------------------------------------------------------------------------------------



         COLORS/UPGRADES/CREDITS
 (Installation information on standard installation provided by builder and installation that is considered an upgrade to the standard package. )

----------------------------------------------------------------------------------------------------------------------------
i.e. standard: COMM SOL Starter Package                                                                      i.e. $000.00
-----------------------------------------------------------------------------------------------------------------------------

i.e custom: Move the counter top electrical and quad to the standard height.                                 i.e. $000.00



----------------------------------------------------------------------------------------------------------------------------
                   GRAND TOTAL:  Sum of  Rough, Final, Comm SOL starter Pkg, Custom                       i.e.  $0,000.00
----------------------------------------------------------------------------------------------------------------------------


This purchase  order is subject to all terms and  conditions of the  Subcontract
Agreement by and between Subcontractor and Contractor for this project. A complete and notarized release of lien form must be attached when submitted for payment.

* All items, in parentheses, on this page are required to be completed.
